AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                            CABLETRON SYSTEMS, INC.
                      CABLETRON SYSTEM OF MICHIGAN, INC.

                                      and


                             NETWORK EXPRESS, INC.


                           Dated as of May 21, 1996



                               TABLE OF CONTENTS

ARTICLE I  THE MERGER                                        1

SECTION 1.1   The Merger                                     1
SECTION 1.2   Effective Time                                 2
SECTION 1.3   Effect of the Merger                           2
SECTION 1.4   Articles of Incorporation, By-Laws             2
SECTION 1.5   Directors and Officers                         3
SECTION 1.6   Effect on Capital Stock                        3
SECTION 1.7   Exchange of Certificates                       5
SECTION 1.8   Stock Transfer Books                           7
SECTION 1.9   No Further Ownership Rights in Company
              Common Stock                                   7
SECTION 1.10  Lost, Stolen or Destroyed Certificates         7
SECTION 1.11  Tax and Accounting Consequences                7
SECTION 1.12  Taking of Necessary Action; Further Action     7
SECTION 1.13  Material Adverse Effect                        8

ARTICLE II    REPRESENTATIONS AND WARRANTIES OF THE COMPANY  8

SECTION 2.1   Organization and Qualification; Subsidiaries   8
SECTION 2.2   Certificate of Incorporation and By-Laws       9
SECTION 2.3   Capitalization                                 9
SECTION 2.4   Authority Relative to this Agreement          10
SECTION 2.5   No Conflict; Required Filings and Consents    10
SECTION 2.6   Compliance, Permits                           12
SECTION 2.7   SEC Filings; Financial Statements             12
SECTION 2.8   Absence of Certain Changes or Events          13
SECTION 2.9   No Undisclosed Liabilities                    13
SECTION 2.10  Absence of Litigation                         14
SECTION 2.11  Employee Benefit Plans, Employment Agreements 14
SECTION 2.12  Labor Matters                                 15
SECTION 2.13  Registration Statement, Joint Proxy
              Statement/Prospectus                          16
SECTION 2.14  Restrictions on Business Activities           16
SECTION 2.15  Title to Property                             17
SECTION 2.16  Taxes                                         17
SECTION 2.17  Environmental Matters                         18
SECTION 2.18  Intellectual Property                         19
SECTION 2.19  Interested Party Transactions                 21
SECTION 2.20  Insurance                                     21
SECTION 2.21  Pooling Matters                               21
SECTION 2.22  Opinion of Financial Advisor                  21
SECTION 2.23  Brokers                                       21
SECTION 2.24  Change in Control Payments                    21
SECTION 2.25  Expenses                                      22


ARTICLE III   REPRESENTATIONS AND WARRANTIES OF PARENT
              AND MERGER SUB                                22

SECTION 3.1   Organization and Qualification; Subsidiaries  22
SECTION 3.2   Charter and By-Laws                           22
SECTION 3.3   Capitalization                                22
SECTION 3.4   Authority Relative to this Agreement          23
SECTION 3.5   No Conflict, Required Filings and Consents    23
SECTION 3.6   Compliance; Permits                           25
SECTION 3.7   SEC Filings; Financial Statements             25
SECTION 3.8   Absence of Certain Changes or Events          26
SECTION 3.9   No Undisclosed Liabilities                    26
SECTION 3.10  Absence of Litigation                         26
SECTION 3.11  Employee Benefit Plans; Employment
              Agreements                                    27
SECTION 3.12  Labor Matters                                 28
SECTION 3.13  Registration Statement; Joint Proxy
              Statement/Prospectus                          28
SECTION 3.14  Restrictions on Business Activities           28
SECTION 3.15  Title to Property                             29
SECTION 3.16  Insurance                                     29
SECTION 3.17  Pooling Matters                               29
SECTION 3.21  Brokers                                       30
SECTION 3.22  Interested Party Transactions                 31
SECTION 3.23  Ownership of Merger Sub; No Prior Activities  31

ARTICLE IV    CONDUCT OF BUSINESS PENDING THE MERGER        31

SECTION 4.1   Conduct of Business by the Company Pending
              the Merger                                    31
SECTION 4.2   No Solicitation                               33
SECTION 4.3   Conduct of Business by Parent Pending the
              Merger                                        35

ARTICLE V     ADDITIONAL AGREEMENTS                         35

SECTION 5.1   HSR Act                                       35
SECTION 5.2   Joint Proxy, Statement Prospectus;
              Registration Statement                        35
SECTION 5.3   Stockholder Meeting                           36
SECTION 5.4   Access to Information; Confidentiality        36
SECTION 5.5   Consents; Approvals                           36
SECTION 5.6   Agreements with Respect to Affiliates         37
SECTION 5.7   Indemnification and Insurance                 37
SECTION 5.8   Notification of Certain Matters               38
SECTION 5.9   Further Action/Tax Treatment                  38
SECTION 5.10  Public Announcements                          39
SECTION 5.11  Conveyance Taxes                              39
SECTION 5.12  Accountants' Letters                          39
SECTION 5.13  Pooling Accounting Treatment                  39
SECTION 5.14  Nasdaq Listing                                40
SECTION 5.15  Listing of Parent Shares                      40

ARTICLE VI    CONDITIONS TO THE MERGER                      40

SECTION 6.1   Conditions to Obligation of Each Party
              to Effect the Merger                          40
SECTION 6.2   Additional Conditions to Obligations of
              Parent and Merger Sub                         41
SECTION 6.3   Additional Conditions to Obligation of
              the Company                                   42

ARTICLE VII   TERMINATION                                   43

SECTION 7.1   Termination                                   43
SECTION 7.2   Effect of Termination                         45
SECTION 7.3   Fees and Expenses                             45





ARTICLE VIII  GENERAL PROVISIONS                            46

SECTION 8.1   Effectiveness of Representations,
              Warranties and Agreements;
              Knowledge, Etc                                46
SECTION 8.2   Notices                                       47
SECTION 8.3   Certain Definitions                           48
SECTION 8.4   Amendment                                     49
SECTION 8.5   Waiver                                        49
SECTION 8.6   Headings                                      49
SECTION 8.7   Severability                                  49
SECTION 8.8   Entire Agreement                              50
SECTION 8.9   Assignment; Guarantee of Merger Sub           50
SECTION 8.10  Parties in Interest                           50
SECTION 8.11  Failure or Indulgence Not Waiver; Remedies
              Cumulative                                    50
SECTION 8.12  Governing Law                                 50
SECTION 8.13  Counterparts                                  50

                         AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of May 21, 1996 (this "Agreement"), among Cabletron Systems, Inc., a Delaware corporation ("Parent"), Cabletron Systems of Michigan, Inc., a Michigan corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Network Express, Inc., a Michigan corporation (the "Company").

                                  WITNESSETH:

         WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective Shareholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance of such combination, the Boards of Directors of Parent and Merger Sub have each approved the merger of Merger Sub with and into the Company (the "Merger") in accordance with the applicable provisions of the Michigan Business Corporation Act (the "MBCA") and the Board of Directors of the Company has approved the Merger in accordance with the applicable provisions of the MBCA, and upon the terms and subject to the conditions set forth herein;

         WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and

         WHEREAS, pursuant to the Merger, each outstanding share (a "Share") of the Company's common stock, without par value (the "Company Common Stock"), shall be converted into the right to receive the Merger
Consideration (as defined in Section 1.7(b)), upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:


                                   ARTICLE I
                                  THE MERGER

Section 1.1      The Merger.

         (a)     Effective Time.  At the Effective Time (as defined in
Section 1.2), and subject to and upon the terms and conditions of this Agreement, and the MBCA, Merger Sub shall be

merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the parties hereto.

         Section 1.2 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the MBCA (the "Certificates of Merger"), together with any required related certificates, with the Department of Commerce of the State of Michigan, in such form as required by, and executed in accordance with the relevant provisions of the MBCA (the time of such filing being the "Effective Time").

         Section 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 1.4     Articles of Incorporation, By-Laws.

         (a) Articles of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the MBCA and such Articles of Incorporation.

         (b) By-Laws. Unless otherwise determined by Parent prior to the Effective Time, the By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the MBCA, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

         Section 1.5 Directors and Officers. The Board of Directors of Merger Sub immediately prior to the Effective Time shall be the initial Board of Directors of the Surviving Corporation, each member to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         Section 1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company or the holders of any of the following securities:
Conversion of Securities. Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.6(b)) shall be converted, subject to Section 1.6(f), into the right to receive 0.1388 shares (the "Exchange Ratio") of validly issued, fully paid and nonassessable shares ("Parent Shares") of the Common Stock, $.01 par value, of Parent ("Parent Common Stock").

         (b) Cancellation. Each Share held in the treasury of the Company and each Share owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

         (c)     Stock Options; Employee Stock Purchase Plan.

                 (i) At the Effective Time, each outstanding option to purchase Company Common Stock (a "Stock Option") granted under (A) the Company's 1995 Omnibus Equity Plan, (B) the Company's 1991 Stock Option Plan or (C) the individual stock option granted by the Company to Mr. Kalkhoven, in July 1995 (collectively, the "Company Stock Option Plans"), whether vested or unvested, shall be deemed assumed by Parent and deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option prior to the Effective Time, the number (rounded down to the nearest whole number) of Parent Shares as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (not taking into account whether or not such option was in fact exercisable), at a price per share equal to (x) the aggregate exercise price for Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (y) the number of Parent Shares deemed purchasable pursuant to such Stock Option. The Company shall not commence any "Purchase Periods" under its Employee Stock Purchase Plan ("ESPP") after February 1, 1996, shall apply all amounts deducted and withheld thereunder to purchase shares of the Company Common Stock in accordance with the provisions thereof, and shall terminate the ESPP as of the Effective Time. Parent shall have no duty or obligation in respect of the ESPP or the rights granted thereunder. In the event the Effective Time occurs prior to the end of the "Purchase Period" which commenced February 1, 1996, each Stock Option granted to an individual under the ESPP shall be deemed assumed by Parent and deemed to constitute an option to acquire, on the same terms and conditions (except as hereinafter set forth) as were applicable under such Stock Option immediately prior to the Effective Time, the number (rounded down to the nearest whole number) of Parent Shares purchasable by applying the amount of plan-related payroll deductions standing to the credit of the individual on the last business day of the Purchase Period (as that term is defined in the ESPP) in which the Effective Time occurs (the "purchase date") toward the purchase of Parent Shares on the purchase date at a per-share price equal to the lesser of (I) 85% of the fair market value of a share of Company Common Stock at the beginning of such Purchase Period divided by the Exchange Ratio and (II) 85% of the fair market value of a Parent Share on the purchase date.

                 (ii) As soon as practicable after the Effective Time, Parent shall deliver to each holder of an outstanding Stock Option an appropriate notice setting forth such holder's rights pursuant thereto, and such Stock Option shall continue in effect on the same terms and conditions.

                 (iii) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Shares for delivery pursuant to the terms set forth in this Section 1.6(c).


                 (iv) Subject to any applicable limitations under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), Parent shall either (A) file a Registration Statement on Form S-8 (or any successor form), effective as of the Effective Time, with respect to the shares of Parent Common Stock issuable upon exercise of the Stock Options, or (B) file any necessary amendments to the Company's previously-filed Registration Statement on Form S-8 in order that the Parent will be deemed a "successor registrant" thereunder, and, in either event the Parent shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses relating thereto) for so long as such options shall remain outstanding.

         (d) Capital Stock of Merger Sub. Each share of common stock, without par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation.

         (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be equitably adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective
Time.

         (f) Fractional Shares. No certificates or scrip representing less than one Parent Share shall be issued upon the surrender for exchange of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"). In lieu of any such fractional share, each holder of Shares who would otherwise have been entitled to a fraction of a Parent Share upon surrender of Certificates for exchange shall be paid, upon such surrender, cash (without interest) determined by multiplying (i) the per share closing price on the New York Stock Exchange of Parent Common Stock on the date of the Effective Time by
(ii) the fractional interest of Parent Common Stock to which such holder would otherwise be entitled. As soon as practicable after determining the amount of cash, if any, to be paid to former holders of Company Common Stock with respect to any fractional shares of Parent Common Stock, the Exchange Agent shall promptly pay such amounts to such holders in accordance with
Article I. Parent will make available to the Exchange Agent the cash necessary for this purpose.

         Section 1.7     Exchange of Certificates.

         (a) Exchange Agent. Parent shall supply, or shall cause to be supplied, to or for the account of Boston Equiserve, or such other bank or trust company as shall be designated by Parent and reasonably satisfactory to the Company (the "Exchange Agent"), in trust for the benefit of the holders of Company Common Stock, for exchange in accordance with this
Section 1.7, through the Exchange Agent, certificates evidencing the Parent Shares issuable pursuant to Section 1.6 in exchange for outstanding Shares.

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify), and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing Parent Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole Parent Shares which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.7(c), and (C) cash in respect of fractional shares as provided in Section 1.6(f) (the Parent Shares, dividends, distributions and cash being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company as of the Effective Time, the Merger Consideration may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.7(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends and subject to
Section 1.6(f), to evidence the ownership of the number of full Parent Shares into which such shares of Company Common Stock shall have been so converted. Parent Shares issued in the Merger shall be issued as of and deemed to be outstanding as of the Effective Time. Parent shall cause all such Parent Shares issued in accordance with the Merger to be duly authorized, validly issued, fully paid and nonassessable.


         (c) Distributions With Respect to Unexchanged Parent Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares they are entitled to receive until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Shares and
(ii) at the appropriate payment date, the amount of dividend or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender.

         (d) Transfers of Ownership. If any certificate for Parent Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition to the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Parent Shares in any name other than that of the registered holder of the certificate surrendered, or have established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

         (e) No Liability. Neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (f) Withholding Rights. Parent or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

         Section 1.8 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company.

         Section 1.9 No Further Ownership Rights in Company Common Stock. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         Section 1.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Parent Shares as may be required pursuant to Section 1.6 as well as the other Merger Consideration as provided in this Article; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         Section 1.11 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         Section 1.12 Taking of Necessary Action; Further Action. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as practicable, unless in the case of the Company, in the opinion of the Board of Directors of the Company, refraining from the taking of such action is required in the discharge of its fiduciary duties under applicable law (after receiving advice from its independent legal counsel to such effect) . If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation

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

with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

         Section 1.13 Material Adverse Effect. When used in connection with the Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be, the term "Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, (a) is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, in each case taken as a whole, or (b) is or is reasonably likely to prevent the consummation of the transactions contemplated hereby.


                                  ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by the Company to Parent that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II (the "Company Disclosure Schedule"):

         Section 2.1 Organization and Qualification; Subsidiaries. Each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals could not reasonably be expected to have a Material Adverse Effect. Each of the Company and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Material Adverse Effect. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary, the authorized capitalization of each subsidiary, and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 2.1 of the Company Disclosure Schedule. Except as set forth in Section 2.1 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or

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

exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, with respect to which interest the Company has invested or is required to invest $100,000 or more, excluding securities in any publicly traded company held for investment by the Company and comprising less than five percent of the outstanding stock of such company.

         Section 2.2 Certificate of Incorporation and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of its Articles of Incorporation and By-Laws as amended to date, and has furnished or made available to Parent the Articles of Incorporation and By-Laws (or equivalent organizational documents) of each of its subsidiaries (the "Subsidiary Documents"). Such Articles of Incorporation, By-Laws and Subsidiary Documents are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or By-Laws or Subsidiary Documents, except for immaterial violations of the Subsidiary Documents which may exist.

         Section 2.3 Capitalization. The authorized capital stock of the Company consists of (1) 20,000,000 shares of Company Common Stock and
(2) 100,000 shares of preferred stock, without par value, none of which is issued and outstanding and none of which is held in treasury. As of March 31, 1996, (i) 10,230,089 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares were held in treasury, (ii) no shares of Company Common Stock were held by subsidiaries of the Company, and (iii) 1,061,050 shares of Company Common Stock were reserved for future issuance pursuant to outstanding stock options granted under the Company Stock Option Plans. No material change in such capitalization has occurred between March 31, 1996 and the date hereof. Except as set forth in Section 2.3 or Section 2.11 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in Section 2.3 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution, guaranty or otherwise) in any such subsidiary or any other entity. Except as set forth in Sections 2.1 and 2.3 of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever (collectively, "Liens"). There are no outstanding options under the Company's 1991 Stock Option Plan for Non-Employee Directors and Consultants. There are no vested options outstanding under the Company's 1995 Non-Employee Stock Option Plan, and no outstanding options are scheduled to vest prior to May 14, 1997. Upon the Effective Time pursuant to the terms of the Agreement, the service of all current directors of the Company who are not directors of Merger Sub will terminate and all outstanding options under the 1995 Non-Employee Stock Option Plan granted to such directors will terminate pursuant to the terms of such plan without further action by the Company.

         Section 2.4 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval of this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the MBCA and the Company's Articles of Incorporation and By-Laws). The Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's Shareholders for the Company to enter into a business combination with Parent upon the terms and subject to the conditions of this Agreement, and has unanimously recommended that the Company's Shareholders approve and adopt this Agreement and the Merger. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, as applicable, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         Section 2.5     No Conflict; Required Filings and Consents.

         (a) Section 2.5(a) of the Company Disclosure Schedule includes a list of (i) all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, guaranties, standby letters of credit, equipment leases or lease purchase agreements to which the Company or any of its subsidiaries is a party or by which any of them is bound, other than office equipment and vehicle leases in an aggregate amount not exceeding $200,000; (ii) all contracts, agreements, commitments or other understandings or arrangements to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in each case, payments or receipts by the Company or any of its subsidiaries of less than $100,000 in any single instance; and (iii) all agreements which, as of the date hereof, are required to be filed as "material contracts" with the Securities Exchange Commission ("SEC") pursuant to the requirements of the Securities

Exchange Act of 1934, as amended, and the SEC's rules and regulations thereunder (the "Exchange Act").

         (b) Except as disclosed in Section 2.5(b) of the Company Disclosure Schedule, (i) neither the Company nor any of its subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any of the agreements, contracts or other instruments referred to in clauses (i), (ii) or (iii) of Section 2.5(a), (ii) to the best knowledge of the Company, no other party to any of the agreements, contracts or other instrument referred to in clauses (i), (ii) or (iii) of
Section 2.5 (a) has breached or is in default of any of its obligations thereunder, and (iii) each of the agreements, contracts and other instruments referred to in clauses (i), (ii) or (iii) of Section 2.5(a) is in full force and effect, except in any such case under clauses (i), (ii) or
(iii) of this Section 2.5(b) for breaches, defaults or failures to be in full force and effect that has not had and could not reasonably be expected to have a Material Adverse Effect.

         (c) Except as set forth in Section 2.5(c) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Articles of Incorporation or By-Laws of the Company, (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default under), or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except in any such case under clauses (i), (ii) or (iii) of this Section 2.5(c) for any such conflicts, violations, breaches, defaults or other occurrences that could not reasonably be expected to have a Material Adverse Effect.

         (d) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, foreign, state or provincial governmental or regulatory authority except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws ("Blue Sky Laws"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), any required foreign anti-trust or similar filings and the filing and recordation of appropriate merger or other documents as required by the MBCA, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, or would not otherwise have a Material Adverse Effect. As provided by Section 762(2)(b) of the MBCA, no shareholder is entitled to dissent from the Merger. Neither the Articles of Incorporation or Bylaws provide the shareholders with, nor has the board provided, pursuant to resolution or otherwise, the shareholders with, a right to dissent from the Merger in accordance with the provisions of Section 762 of the MBCA.

         Section 2.6     Compliance, Permits.

         (a) Except as disclosed in Section 2.6(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except in any such case under clauses (i) or (ii) of this Section 2.6(a) for any such conflicts, defaults or violations which could not reasonably be expected to have a Material Adverse Effect.

         (b) Except as disclosed in Section 2.6(b) of the Company Disclosure Schedule, the Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole as it is now being conducted (collectively, the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         Section 2.7     SEC Filings; Financial Statements.

         (a) The Company has filed all forms, reports and documents required to be filed with the SEC and has made available to Parent (i) its Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1995 and 1994, (ii) its Quarterly Reports on Form 10-QSB for the periods ended September 30, 1994, March 31, 1995, June 30, 1995, September 30, 1995, and
March 31, 1996 and (iii) its Registration Statement on Form SB-2, No. 33-77694 as declared effective by the SEC on May 13, 1994, its Registration Statement on Form SB-2, No. 33-83552 as declared effective by the SEC on October 14, 1994 and its Registration Statement on Form S-1, No. 33-91140 as declared effective by the SEC on May 17, 1995, (iv) all proxy statements relating to the Company's meetings of Shareholders (whether annual or special) since January 1, 1994 (v) all other reports or registration statements filed by the Company with the SEC, and (vi) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC (collectively, the "Company SEC Reports"). Except as disclosed in Section 2.7 of the Company Disclosure Schedule, the Company SEC

Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows and stockholder equity for the periods indicated, except that the unaudited interim financial statements may not include footnotes and were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         Section 2.8 Absence of Certain Changes or Events. Except as set forth in Section 2.8 of the Company Disclosure Schedule or the Company SEC Reports, since January 1, 1996, the Company has conducted its business in the ordinary course and there has not occurred: (a) any Material Adverse Effect; (b) any amendments or changes in the Articles of Incorporation or Bylaws of the Company; (c) any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect; (d) any material change by the Company in its accounting methods, principles or practices; (e) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (f) any other action or event that would have required the consent of Parent pursuant to Section 4.1 had such action or event occurred after the date of this Agreement; or (g) any sale of a material amount of property or assets of the Company or any of its subsidiaries, except in the ordinary course of business.

         Section 2.9 No Undisclosed Liabilities. Except as is disclosed in Section 2.9 of the Company Disclosure Schedule or the Company's SEC Reports, neither the Company nor any of its subsidiaries has any liabilities required to be disclosed or provided for in a balance sheet (or in the notes thereto) prepared in accordance with generally accepted accounting principles (absolute, accrued, contingent or otherwise), except liabilities
(a) in the aggregate adequately provided for in the Company's audited balance sheet (including any related notes thereto) for the fiscal year ended December 31, 1995 contained in the Company's Annual Report on Form 10-KSB (the "1995 Company Balance Sheet"), (b) incurred since December 31, 1995 in the ordinary course of business consistent with past practice, (c) incurred in connection with this Agreement, or (d) which could not reasonably be expected to have a Material Adverse Effect.

         Section 2.10    Absence of Litigation.  Except as set forth in
Section 2.10 of the Company Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any federal, foreign, state or provincial court, arbitrator or administrative, governmental or regulatory authority or body that could reasonably be expected to have a Material Adverse Effect.

         Section 2.11    Employee Benefit Plans, Employment Agreements.

         (a) Section 2.11 (a) of the Company Disclosure Schedule lists all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee welfare plans (as defined in Section 3(1) of ERISA, and all other material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any employment, executive compensation, consulting or severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee (including any beneficiary of any such employee) of, or any current or former consultant (including any beneficiary of any such consultant) to, the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of
Section 414 of the Code, or any subsidiary of the Company under which the Company currently has a liability, as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (all such plans, practices and programs are referred to as the "Company Employee Plans"). There have been made available to Parent copies of (i) each such written Company Employee Plan (other than those referred to in Section 4(b)(4) of ERISA), and (ii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing.

         (b)(i) Except in each case as set forth in Section 2.11(b) of the Company Disclosure Schedule, none of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, and neither the Company nor any ERISA Affiliate has ever maintained, contributed to, or been required to contribute to, any plan that is or was a "multi-employer plan" as such term is defined in Section 3(37) of ERISA, a pension plan subject to Title IV of ERISA or a plan subject to Part 3 of Title I of ERISA; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan, which could result in any material liability of the Company or any of its subsidiaries; (iii) all Company Employee Plans are in compliance in all material respects with the requirements prescribed by any and all Laws (including ERISA and the Code), currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Company Employee Plans; (iv) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) there are no lawsuits or other claims (other than claims for benefits in the ordinary course) pending or, to the best knowledge of the Company, threatened with respect to any Company Employee Plan.

         (c) Section 2.3 or Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds (i) any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option; (ii) any other right, directly or indirectly, to acquire Company Common Stock, together with the number of shares of Company Common Stock subject to such right. Section 2.3 or
Section 2.11(c) of the Company Disclosure Schedule also sets forth the total number of such ISOs, such nonqualified options and such other rights.

         (d) Section 2.11(d) of the Company Disclosure Schedule sets forth a true and complete list of: (i) all employment agreements with officers of the Company or any of its subsidiaries; (ii) all agreements with consultants who are individuals obligating the Company or any of its subsidiaries to make annual cash payments in an amount exceeding $150,000;
(iii) all employees of, or consultants to, the Company or any of its subsidiaries who have executed a non-competition agreement with the Company or any of its subsidiaries; (iv) all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its employees, in each case with outstanding commitments exceeding $150,000, excluding programs and policies required to be maintained by law; and (v) all plans, programs, agreements and other arrangements of the Company or any of its subsidiaries with or relating to its employees which contain change in control provisions.

         Section 2.12 Labor Matters. Except as set forth in Section 2.12 of the Company Disclosure Schedule: (i) there are no controversies pending or, to the knowledge of the Company or any of its subsidiaries, threatened, between the Company or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

         Section 2.13 Registration Statement, Joint Proxy Statement/Prospectus. Subject to the accuracy of the representations of Parent in Section 3.13, the information supplied by the Company for inclusion in the Registration Statement (as defined in Section 3.13) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the joint proxy statement/prospectus to be sent to the Shareholders of the Company in connection with the meeting of the Shareholders of the Company to consider the Merger (the "Stockholder Meeting") (such joint proxy statement/prospectus as amended or supplemented is referred to herein as the "Joint Proxy Statement/Prospectus"), will not, on the date the Joint Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to Shareholders, at the time of the Stockholder Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Company shall promptly inform Parent and Merger Sub. The Joint Proxy Statement/ Prospectus shall comply in all material respects as to form with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

         Section 2.14 Restrictions on Business Activities. Except for this Agreement or as set forth in Section 2.14 of the Company Disclosure Schedule, to the best of the Company's knowledge, there is no agreement, judgement, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its subsidiaries, any acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted or as proposed to be conducted by the Company, except for any prohibition or impairment as could not reasonably be expected to have a Material Adverse Effect.

         Section 2.15    Title to Property.  Except as set forth in Section
2.15 of the Company Disclosure Schedule, the Company and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected to have a Material Adverse Effect; and, except as set forth in Section 2.15 of the Company Disclosure Schedule to the knowledge of the Company, all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect.

         Section 2.16    Taxes.

         (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other federal, foreign, state or provincial taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

         (b) Other than as disclosed in Section 2.16(b) of the Company Disclosure Schedule, (i) the Company and its subsidiaries have timely filed all Tax Returns required to be filed by them, (ii) the Company and its subsidiaries have paid and discharged all Taxes due and have withheld all Taxes required to be withheld with respect to employees in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and with respect to which the Company is maintaining adequate reserves, and (iii) there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining reserves to the extent currently required unless the failure to do so could not reasonably be expected to have a Material Adverse Effect. Except as does not involve or would not result in liability to the Company or any of its subsidiaries that could reasonably be expected to have a Material Adverse Effect: (i) there are no tax liens on any assets of the Company or any subsidiary thereof; (ii) neither the Company nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax; (iii) neither the Company nor any of its subsidiaries has received any written notice of any Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries, or of any audit or other examination threatened, proposed or currently in progress of any Tax Return of the Company or any of its subsidiaries; (iv) there is no contract, agreement plan or arrangement, including but not limited to the provisions of the Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or subject to the excise tax pursuant to Section 4999 of the Code; (v) neither the Company nor any of its subsidiaries is a party to or bound by any tax indemnity, tax sharing or tax allocation agreements; (vi) neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company; and (vii) except for the group of which the Company and its subsidiaries are now presently members, neither the Company nor any of its subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. The accruals and reserves for Taxes (including deferred taxes) reflected in the 1995 Company Balance Sheet are adequate to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles.

         (c) Neither the Company nor any of its subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code. To the best knowledge of the Company, neither the Company nor any of its subsidiaries owns any property of a character, the indirect transfer of which, pursuant to this Agreement, would give rise to any material documentary, stamp or other transfer tax.

         Section 2.17    Environmental Matters.  Except as set forth in
Section 2.17 of the Company Disclosure Schedule, and except in all cases as, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries: (i) have obtained all Approvals which are required to be obtained under all applicable federal, state, foreign or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or its subsidiaries or their respective agents ("Environmental Laws"); (ii) are in compliance with all terms and conditions of such required Approvals, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, are not aware of nor have received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder.

         Section 2.18    Intellectual Property.

         (a) Subject to 2.18(d), the Company, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding Commercial Software as defined in paragraph (e) below) that are material to the business of the Company and its subsidiaries as currently conducted or as proposed to be conducted by the Company or its subsidiaries (the "Company Intellectual Property Rights").

         (b) Section 2.18(b) of the Company Disclosure Schedule sets forth a complete list of all patents, trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

         (c) Section 2.18(c) of the Company Disclosure Schedule sets forth a complete list of all material licenses, sublicenses and other agreements as to which the Company or any of its subsidiaries is a party and pursuant to which the Company, any of its subsidiaries or any other person is authorized to use any Company Intellectual Property Right (excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses")) or other trade secret material to the Company or any of its subsidiaries, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty (if any) and the term thereof. None of the Company or any of its subsidiaries is in violation of any license, sublicense or agreement described on such list except such violations as do not materially impair the Company's or such subsidiary's rights under such license, sublicense or agreement. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company or any of its subsidiaries to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement, except in any such case where the foregoing would not reasonably be expected to have a Material Adverse Effect.

         (d) Either the Company or one of its subsidiaries is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances) the Company Intellectual Property Rights, and has sole and exclusive rights (and, except as set forth in Section 2.18(c) of the Company Disclosure Schedule, is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used. Except as set forth in Section 2.18(d) of the Company Disclosure Schedule, no claims with respect to the Company Intellectual Property Rights have been asserted or, to the knowledge of the Company, are threatened by any person nor are there any valid grounds, to the knowledge of the Company, for any bona fide claims (i) to the effect that the manufacture, sale, licensings or use of any of the products of the Company or any of its subsidiaries as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by the Company or any of its subsidiaries infringes on any copyright, patent, trade mark, service mark or trade secret, (ii) against the use by the Company or any of its subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company and its subsidiaries as currently conducted or as proposed to be conducted, or
(iii) challenging the ownership by the Company of any of its subsidiaries, validity or effectiveness of any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its subsidiaries. No Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has entered into any agreement under which the Company or its subsidiaries is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market. The Company and its subsidiaries have a policy requiring each employee to execute a confidentiality agreement substantially in the form previously delivered to Parent.

         (e) "Commercial Software" means packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed to the Company or any of its subsidiaries pursuant to end-user licenses and which are used in the Company's or its subsidiaries' business but are in no way a component of or incorporated in or specifically required to develop or support any of the Company's or its subsidiaries' products and related trademarks, technology and know-how.

         Section 2.19 Interested Party Transactions. Except as set forth in Section 2.19 of the Company Disclosure Schedule, since December 31, 1995, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

         Section 2.20 Insurance. All material fire and casualty, general liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies maintained by the Company or any of its subsidiaries are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except as could not reasonably be expected to have a Material Adverse Effect, and all such policies are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its subsidiaries and their respective properties and assets.

         Section 2.21 Pooling Matters. Neither the Company nor any of its affiliates has, to the best of the Company's knowledge and based upon consultation with its independent accountants, taken or agreed to take any action that could affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

         Section 2.22 Opinion of Financial Advisor. The Company has been advised by its financial advisor, Unterberg Harris, that in its opinion, as of the date hereof, the Exchange Ratio set forth herein is fair to the holders of Shares from a financial point of view.

         Section 2.23 Brokers. No broker, finder or investment banker (other than Unterberg Harris, the fees and expenses of whom will be paid by the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its subsidiaries or affiliates. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Unterberg Harris pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

         Section 2.24    Change in Control Payments.  Except as set forth on
Section 2.11(d) or Section 2.25 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries have any plans, programs or agreements to which they are parties, or to which they are subject, pursuant to which payments may be required or acceleration of benefits may be required upon a change of control of the Company.

         Section 2.25 Expenses. Section 2.26 of the Company Disclosure Schedule attached hereto sets forth a description of the expenses of the Company and its subsidiaries which the Company expects to incur, or has incurred, in connection with the transactions contemplated by this Agreement.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF PARENT AND
                                  MERGER SUB


         Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by Parent to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III (the "Parent Disclosure Schedule"):

         Section 3.1 Organization and Qualification; Subsidiaries. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals could not reasonably be expected to have a Material Adverse Effect. Each of Parent and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Material Adverse Effect. A true and complete list as of the date hereof of all of Parent's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by Parent or another subsidiary, is set forth in Section 3.1 of the Parent Disclosure Schedule.

         Section 3.2 Charter and By-Laws. Parent has heretofore furnished to the Company a complete and correct copy of its Certificate of Incorporation and By-Laws, as amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Articles of Incorporation, respectively, or By-Laws.

         Section 3.3 Capitalization. As of March 31, 1996, the authorized capital stock of Parent consisted of (i) 240,000,000 shares of Parent Common Stock of which 72,253,751 shares were issued and outstanding, all of which are validly issued, fully paid and non-assessable, none of which were held in treasury, 6,501,269 shares were reserved for future issuance under Parent's equity incentive plan, directors option plan and employee stock purchase plan and (ii) 2,000,000 shares of preferred stock, $1.00 par value per share, none of which was issued and outstanding and none of which was held in treasury. No material change in such capitalization has occurred between March 31, 1996 and the date hereof. The authorized capital stock of Merger Sub consists of 60,000 shares of common stock without par value of
which 1,000 shares are issued and outstanding.   Except as set forth in
Section 3.3 of the Parent Disclosure Schedule, as of the date hereof there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its subsidiaries. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.3 or Section 3.11 of the Parent Disclosure Schedule as of the date hereof, there are no obligations, contingent or otherwise, of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity. Except as set forth in Section 3.1 or 3.3 of the Parent Disclosure Schedule, all of the outstanding shares of capital stock of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by Parent or another subsidiary of Parent free and clear of all security interests, liens, claims, pledges, agreements, limitations in Parent's voting rights, charges or other encumbrances of any nature whatsoever.

         Section 3.4 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against each of them in accordance with its terms.

         Section 3.5     No Conflict, Required Filings and Consents.
         (a) Except as disclosed in Section 3.5(a) of the Parent Disclosure Schedule, (i) neither the Parent nor any of its subsidiaries has breached, or is in default under or has received written notice of any breach of or default under, any loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, standby letters of credit, equipment leases or lease purchase agreements to which Parent or any of its subsidiaries is a party or by which any of them is bound, each in an amount equal to or exceeding $1,000,000, but excluding any such agreement between Parent and its wholly-owned subsidiaries or between two or more wholly-owned subsidiaries of Parent or all agreements which, as of the date hereof, are required to be filed with the SEC pursuant to the requirements of the Exchange Act as "material contracts," (collectively, the "Material Agreements"), (ii) to the best knowledge of Parent, no party to any of the Material Agreements has breached or is in default of any of its obligations thereunder, and (iii) each of the Material Agreements is in full force and effect, except in any such case under clause (i), (ii) or (iii) of this Section 3.5(a) for breaches, defaults or failures to be in full force and effect that could not reasonably be expected to have a Material Adverse Effect.

         (b) Except as set forth in Section 3.5(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Parent or Merger Sub, (ii) conflict with or violate any Law applicable to Parent or any of its subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in any such case under clause (i), (ii) or (iii) of this
Section 3.5(b) for any such conflicts, violations, breaches, defaults or other occurrences that could not reasonably be expected to have a Material Adverse Effect.

         (c) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, the pre-merger notification requirements of the HSR Act, or any foreign antitrust or similar filings and the filing and recordation of appropriate merger or other documents as required by the MBCA, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent consummation of the Merger, or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement, and would not have a Material Adverse Effect.

         Section 3.6     Compliance; Permits.

         (a) Except as disclosed in Section 3.6 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any Law applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except in any such case under clauses (i) or (ii) of this Section 3.6(a) for any such conflicts, defaults or violations which could not reasonably be expected to have a Material Adverse Effect.

         (b) Except as disclosed in Section 3.6 of the Parent Disclosure Schedule, Parent and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Parent and its subsidiaries taken as a whole as it is now being conducted (collectively, the "Parent Permits"). Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         Section 3.7     SEC Filings; Financial Statements.

         (a) Parent has filed all forms, reports and documents required to be filed with the SEC and has heretofore delivered to the Company, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended February 29, 1996 and February 28, 1995, (ii) Reports on Form 10-Q for the quarters ended November 30, 1995, August 31, 1995 and May 31, 1995, (iii) all proxy statements relating to Parent's meetings of Shareholders (whether annual or special) since January 1, 1994, (iv) all other reports or registration statements (other than Reports on Form 10-Q) filed by Parent with the SEC, and (v) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not include footnotes and were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         Section 3.8 Absence of Certain Changes or Events. Except as set forth in Section 3.8 of the Parent Disclosure Schedule or in the Parent SEC Reports, since February 29, 1996, Parent has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect; (ii) any amendments or changes in the Certificate of Incorporation or Bylaws of Parent; (iii) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance) that could have a Material Adverse Effect; (iv) any material change by Parent in its accounting methods, principles or practices; (v) any material revaluation by Parent of any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (vi) any other action or event that would have required the consent of the Company pursuant to Section 4.3 had such action or event occurred after the date of this Agreement; or (vii) any sale of a material amount of assets of Parent or any of its subsidiaries except in the ordinary course of business.

         Section 3.9 No Undisclosed Liabilities. Except as is disclosed in Section 3.9 of the Parent Disclosure Schedule or in the Parent SEC Reports, neither Parent nor any of its subsidiaries has any liabilities required to be disclosed or provided for in a balance sheet (or in the notes thereto) (absolute, accrued, contingent or otherwise), except liabilities
(i) adequately provided for in Parent's balance sheet (including any related notes thereto) as of February 29, 1996 included in the Parent's 1996 Annual Report on Form 10-K (the "Parent Balance Sheet"), (ii) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected on the Parent Balance Sheet, (iii) incurred since February 29, 1996 in the ordinary course of business and consistent with past practice, (iv) incurred in connection with this Agreement, or (v) which could not reasonably be expected to have a Material Adverse Effect.

         Section 3.10    Absence of Litigation.  Except as set forth in
Section 3.10 of the Parent Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Parent, threatened against the Parent or any of its subsidiaries, or any properties or rights of the Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect.
                                      26

         Section 3.11    Employee Benefit Plans; Employment Agreements.

         (a) Except as set forth in Section 3.11(a) of the Parent Disclosure Schedule, none of the employee pension plans (as defined in Section 3(2) of ERISA), employee welfare plans, (as defined in Section 3(1) of ERISA) and other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, or any current or former employment, executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of or consultant to Parent, any trade or business (whether or not incorporated) which is a member of a controlled group including Parent or which is under common control with Parent (a "Parent ERISA Affiliate") within the meaning of
Section 414 of the Code, or any subsidiary of Parent, or other plan with respect to which Parent or a Parent ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (all such plans, practices, and programs are referred to herein as the "Parent Employee Plans") promises or provides retiree welfare benefits to any person, and neither the Parent nor any Parent ERISA Affiliate has ever maintained, contributed to, or been required to contribute to, any plan that is or was a "multiemployer plan" as such term is defined in Section 3(37) of ERISA; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Parent Employee Plan, which could result in any material liability of Parent or any of its subsidiaries; (iii) all Parent Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, IRS, Pension Benefit Guaranty Corporation ("PBGC") or Secretary of the Treasury), and Parent and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Parent Employee Plans; (iv) each Parent Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required to be made to any Parent Employee Plan pursuant to Section 412 of the Code, or the terms of the Parent Employee Plan or any collective bargaining agreement, have been made on or before their due dates; (vi) with respect to each Parent Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) neither Parent nor any Parent ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC arising in the ordinary course).

         Section 3.12 Labor Matters. Except as set forth in Section 3.12 of the Parent Disclosure Schedule: (i) there are no controversies pending or, to the knowledge of Parent or any of its subsidiaries, threatened, between Parent or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect; (ii) neither Parent nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its subsidiaries, nor does Parent or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither Parent nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         Section 3.13 Registration Statement; Joint Proxy Statement/Prospectus. Subject to the accuracy of the representations of the Company in Section 2.13, the registration statement (the "Registration Statement") pursuant to which the Parent Common Stock to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Joint Proxy Statement/Prospectus will not, on the date the Joint Proxy Statement/Prospectus (or any amendment or supplement thereto) is first mailed to Shareholders of the Company, at the time of the Shareholders Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Parent or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents. The Registration Statement and Joint Proxy Statement/Prospectus shall comply in all material respects as to form with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in, or furnished in connection with the preparation of, the Registration Statement.

         Section 3.14 Restrictions on Business Activities. Except for this Agreement or as set forth in Section 3.14 of the Parent Disclosure Schedule, to the best of Parent's knowledge, there is no agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its subsidiaries, any acquisition of property by Parent or any of its subsidiaries or the conduct of business by Parent or any of its subsidiaries as currently conducted or as proposed to be conducted by Parent, except for any prohibition or impairment as could not reasonably be expected to have a Material Adverse Effect.

         Section 3.15    Title to Property.  Except as disclosed in Section
3.15 of the Parent Disclosure Schedule, Parent and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected to have a Material Adverse Effect; and, to Parent's knowledge, all leases pursuant to which Parent or any of its subsidiaries lease from other material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Parent, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect.

         Section 3.16 Insurance. All material fire and casualty, general liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies maintained by Parent or any of its subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Parent and its subsidiaries and their respective properties and assets and are in character and amount at least equivalent to that carried by entities engaged in similar businesses and subject to the same or similar perils or hazards, except as could not reasonably be expected to have a Material Adverse Effect.

         Section 3.17 Pooling Matters. Neither Parent nor any of its affiliates has, to Parent's knowledge and based upon consultation with its independent accountants, taken or agreed to take any action that could affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

         Section 3.18 Share Ownership. Neither Parent, Merger Sub nor any of their affiliates own any shares of Company Common Stock.

         Section 3.19    Intellectual Property.  Except as disclosed in
Section 3.19 of the Parent Disclosure Schedule, the Parent and its subsidiaries own are licensed to use or otherwise possess, or can acquire on reasonable terms, legally enforceable rights to use the patents, patent rights, inventions, licenses, copyrights, know-how (including trade secrets and other unpatented/unpatentable proprietary or confidential information, systems or procedures), trademarks, servicemarks and tradenames presently employed by them in connection with the business of the Parent as presently conducted, and neither the Parent nor any of its subsidiaries has knowledge of any infringement of or conflict with asserted rights of others with respect to any of the foregoing, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

         Section 3.20    Taxes.   Other than as disclosed in Section 3.20 of
the Parent Disclosure Schedule, (i) Parent and its subsidiaries have timely filed all Tax Returns required to be filed by them, (ii) Parent and its subsidiaries have paid and discharged all Taxes due and have withheld all Taxes required to be withheld with respect to employees in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and with respect to which Parent is maintaining adequate reserves, and (iii) there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which Parent is maintaining reserves to the extent currently required unless the failure to do so could not reasonably be expected to have a Material Adverse Effect. Except as does not involve or would not result in liability to Parent or any of its subsidiaries that could reasonably be expected to have a Material Adverse Effect: (i) there are no tax liens on any assets of Parent or any subsidiary thereof; (ii) neither Parent nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax; (iii) neither Parent nor any of its subsidiaries has received any written notice of any Tax deficiency outstanding, proposed or assessed against Parent or any of its subsidiaries, or of any audit or other examination threatened, proposed or currently in progress of any Tax Return of Parent or any of its subsidiaries; (iv) there is no contract, agreement, plan or arrangement, including but not limited to the provisions of the Agreement, covering any employee or former employee of Parent or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or subject to the excise tax pursuant to Section 4999 of the Code; (v) neither Parent nor any of its subsidiaries is a party to or bound by any tax indemnity, tax sharing or tax allocation agreements; (vi) neither Parent nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341 (f)(4) of the Code) owned by Parent; and (vii) except for the group of which Parent and its subsidiaries are now presently members, neither Parent nor any of its subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. The accruals and reserves for Taxes (including deferred taxes) reflected in the Parent Balance Sheet are adequate to cover all Taxes required to be accrued through the date thereon (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles.

         Section 3.21 Brokers. No broker, finder or investment banker (other than Robertson Stephens & Company, the fees and expenses of which will be paid by Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

         Section 3.22 Interested Party Transactions. Except as set forth in Section 3.22 of the Parent Disclosure Schedule, since February 28, 1995, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

         Section 3.23    Ownership of Merger Sub; No Prior Activities.


         (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

         (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.


                                  ARTICLE IV

                    CONDUCT OF BUSINESS PENDING THE MERGER

         Section 4.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice other than actions taken by the Company or its subsidiaries in contemplation of the Merger; and the Company shall use all reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

         (a) amend or otherwise change the Articles of Incorporation or By-Laws of the Company or any of its subsidiaries;

         (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its subsidiaries or affiliates (except for the issuance of shares of Company Common Stock issuable pursuant to Stock Options which were granted under either the Company Stock Option Plans, the Director Option Plans, or the ESPP and are outstanding on the date hereof).

         (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice,
(ii) dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $150,000 in the aggregate);

         (d)(i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, shares of Company Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock, or propose to do any of the foregoing;

         (e)(i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, except as described in Section 2.8 of the Company Disclosure Schedule; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice, make any loans or advances; (iii) enter into or amend any material contract or agreement calling for aggregate payments in excess of $100,000; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $150,000 (other than for office furnishings in an amount in the aggregate not to exceed $200,000) for the Company and its subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(e);

         (d) increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any of its subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law, provided the Company may increase wages in the ordinary course of business consistent with the Company's past practice;

         (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

         (h) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations;

         (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business and consistent with past practice; or

         (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1 (a) through (i) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

         Section 4.2     No Solicitation.

         (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, (i) solicit, initiate or encourage the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company other than the Merger (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal or (iii) agree to, approve or recommend any Acquisition Proposal. Notwithstanding the foregoing, the Board of Directors of the Company may furnish or provide such information or consider, negotiate, agree to, approve or recommend to the Shareholders of the Company an Acquisition

Proposal not solicited in violation of this Agreement if, in the opinion of the Board of Directors of the Company, it is required in the discharge of its fiduciary duties under applicable law to furnish or provide such information or to consider, negotiate, agree to, approve or recommend such an Acquisition Proposal (after receiving advice from its independent legal counsel to such effect).

         (b) The Company shall notify Parent as soon as practical after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing, and shall indicate whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 4.2(c).

         (c) Notwithstanding anything to the contrary in this Agreement, the Company may provide access and furnish information (but not encourage the request for such information) pursuant to a confidentiality agreement at least as restrictive as the one then in effect between Company and Parent concerning its business, properties or assets to any person which has (i) requested such access and information in connection with an Acquisition Proposal, or (ii) stated in writing that it has a serious intention to make such an Acquisition Proposal, in any such case of (i) or (ii) if in the opinion of the Board of Directors of the Company, it is required in the discharge of its fiduciary duties under applicable law to provide such access or furnish such information (after receiving advice from its independent legal counsel to such effect). The Company may not provide any nonpublic information to such person if it has not prior to the date thereof or simultaneously provided such information to Parent.

         (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality provisions of any confidentiality agreement to which the Company is a party.

         (e) Nothing contained in this Section 4.2 shall prohibit the Company from (i) taking and disclosing to the Company's Shareholders a position with respect to a tender offer by a third party pursuant to Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act, or (ii) making such disclosure to the Company's Shareholders which, in the opinion of the Board of Directors of the Company, after consultation with independent legal counsel to the Company, may be required under applicable law.

         (f) The Company shall ensure that the officers, directors and employees of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 4.2.

         Section 4.3 Conduct of Business by Parent Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, unless the Company shall otherwise agree in writing, Parent shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course, other than actions taken by Parent or its subsidiaries in contemplation of the Merger, and shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

         (a)     amend or otherwise change Parent's Certificate or By-Laws;

         (b) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Parent may declare and pay a dividend to its parent; or

         (c) take or agree in writing or otherwise to take any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

         Section 5.1 HSR Act. As promptly as practicable after the date of the execution of this Agreement, the Company and Parent shall file notifications under and in accordance with the HSR Act and any applicable antitrust or similar acts in connection with the Merger and the transactions contemplated hereby and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "Antitrust Division"), and any applicable foreign agencies or authorities having jurisdiction for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters.

         Section 5.2 Joint Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC preliminary proxy materials which shall constitute the Joint Proxy Statement/Prospectus and the Registration Statement of the Parent with respect to the Parent Common Stock to be issued in connection with the Merger and shall use all reasonable efforts to cause the Registration Statement to become effective as soon as practicable, and to mail the Joint Proxy Statement/Prospectus to Company shareholders, as soon thereafter as practicable. The Joint Proxy Statement/Prospectus shall include the recommendation of the Boards of Directors of the Company and Parent in favor of the Merger; provided, that the Board of Directors of the Company may, at any time prior to the Effective Time, withdraw, modify or change such recommendation if, in the opinion of the Board of Directors of the Company, it is required to withdraw, modify or change such recommendation in the discharge of its fiduciary duties under applicable law (after receiving advice from its independent legal counsel to such effect).

         Section 5.3 Stockholder Meeting. The Company shall call and hold the Stockholder Meeting as promptly as practicable and in accordance with applicable laws for the purpose of voting upon the approval of the Merger and as soon as practicable after the date on which the Registration Statement becomes effective. The Company shall use all reasonable efforts to solicit from its Shareholders proxies in favor of adoption of this Agreement and approval of the transactions contemplated hereby and shall take all other action necessary or advisable to secure the vote or consent of Shareholders to obtain such approvals, provided, that the Company shall not be obligated to hold the Stockholder Meeting or to take any other action under this Section 5.3 if the Board of Directors of the Company has withdrawn, modified or changed its recommendation as set forth in Section 5.2.

         Section 5.4 Access to Information; Confidentiality. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company and Parent shall each (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either Parent or the Company may reasonably request. Each party shall keep such information confidential in accordance with the terms of the respective confidentiality letters, dated May 17, 1996 and May 17, 1996 (the "Confidentiality Letters"), between Parent and the Company.

         Section 5.5 Consents; Approvals. The Company and Parent shall each use their reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby, in each case as promptly as practicable. The Company and Parent shall furnish promptly all information required to be included in the Joint Proxy Statement/Prospectus and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement.

         Section 5.6 Agreements with Respect to Affiliates. The Company shall deliver to Parent, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "Affiliate Letter") identifying all persons who are, at the time of the Company Shareholders Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act ("Rule 145"). The Company shall use its reasonable efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent, prior to the Effective Time, a written agreement (an "Affiliate Agreement") in connection with restrictions on affiliates under Rule 145 and pooling of interests accounting treatment, in substantially the form of Exhibit 5.6.

         Section 5.7     Indemnification and Insurance.

         (a) The Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the By-laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

         (b) The Company shall, to the fullest extent permitted under applicable law or under the Company's Articles of Incorporation, By-laws or any applicable indemnification agreements and regardless of whether the Merger becomes effective, indemnify, defend and hold harmless, and, after the Effective Time, the Parent shall, and shall cause the Surviving Corporation, to the fullest extent permitted under applicable law, to indemnify, defend and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time. Any determination required to made with respect to whether an Indemnified Party's conduct complied with the standards set forth under Michigan law, the Company's Articles of Incorporation, By-laws or indemnification agreements, as the case may be, shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party.

         (c) Parent shall and shall cause the Surviving Corporation to honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements with the Company's directors and officers existing at or before the Effective Time.


         (d) For a period of not less than three year after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been made available to Parent) on terms substantially comparable to those now applicable to directors and officers of the Company; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend in excess of 200% of the annual premium currently paid by the Company for such coverage; and provided further, that if the premium for such coverage exceeds such amount, Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 200% of the annual premium.

         (e) This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties.

         Section 5.8 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to become materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided further that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.2(a) or 6.3(a) unless the failure to give such notice results in material prejudice to the other party.

         Section 5.9 Further Action/Tax Treatment. Upon the terms and subject to the conditions hereof each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement; provided, however, that none of the parties shall be obligated to use all reasonable efforts to take, or cause to be taken, any actions pursuant to this Section
5.9 if, in the opinion of its Board of Directors, refraining from using such efforts or taking such actions would be required in the discharge of its fiduciary duties under applicable law (after receiving advice of its independent legal counsel to such effect). The foregoing covenant shall not include any obligation by Parent or the Company to agree to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of Parent or the Company. Each of Parent, Merger Sub and the Company shall use its best efforts to cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any actions which to its knowledge could reasonably be expected to prevent the Merger from qualifying, as a reorganization under the provisions of Section 368 of the Code.

         Section 5.10 Public Announcements. Parent and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the New York Stock Exchange or the Nasdaq Stock Market National Market ("Nasdaq"), if it has used all reasonable efforts to consult with the other party prior thereto.

         Section 5.11 Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed at or before the Effective Time.

         Section 5.12 Accountants' Letters. Upon reasonable notice from the other, the Company or Parent shall use their respective best efforts to cause Arthur Andersen LLP or KPMG Peat Marwick L.L.P, respectively, to deliver to Parent or the Company, as the case may be, a letter, dated within 2 business days of the Effective Date of the Registration Statement covering such matters as are requested by Parent or the Company, as the case may be, and as are customarily addressed in accountant's "comfort" letters.

         Section 5.13 Pooling Accounting Treatment. Each of Parent and the Company agrees not to take any action that to its knowledge could reasonably be expected to adversely affect the ability of Parent to treat the Merger as a pooling of interests, and each of Parent and the Company agrees to take such action as may be reasonably required to negate the impact of any past actions which to its knowledge could reasonably be expected to adversely impact the ability of Parent to treat the Merger as a pooling of interests, unless the Board of Directors of the Company has withdrawn, modified or changed its recommendation as set forth in Section
5.2. The taking by Parent or the Company of any action prohibited by the previous sentence, or the failure of Parent or the Company to take any action required by the previous sentence, shall, if the Merger is not able to be accounted for as a pooling of interests, constitute a breach of this Agreement by Parent or the Company, as the case may be, for the purposes of
Section 7.1(f).

         Section 5.14 Nasdaq Listing. The Company shall use its best efforts to continue the quotation of the Company Common Stock on the Nasdaq National Market during the term of this Agreement.

         Section 5.15 Listing of Parent Shares. Parent shall use its best efforts to cause the Parent Shares to be issued in the Merger to be approved for quotation, upon official notice of issuance, on the New York Stock Exchange.

         Section 5.16 Benefit Plans. All welfare benefit plans of Parent or the Surviving Corporation in which the Company's employees participate after the Effective Time shall (i) recognize expenses and claims that were incurred by the Company's employees in the year in which the Effective Time occurs and recognize for purposes of computing deductible amounts and copayments under the Company's plans as of the Effective Time and (ii) provide coverage for pre-existing health conditions to the extent covered under the applicable plans or programs of the Company as of the Effective Time. In addition, employees of the Surviving Corporation shall receive credit for their prior service with the Company and its subsidiaries for eligibility and vesting purposes and for vacation accrual purposes.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

         Section 6.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Joint Proxy Statement/Prospectus shall have been initiated or threatened by the SEC;

         (b) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Shareholders of the Company;

         (c) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act and any applicable foreign antitrust or similar acts shall have expired or been terminated;

         (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal; and

         (e) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of Parent or any of its subsidiaries, or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries (including the Surviving Corporation and its subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement.

         Sectopm 6.2     Additional Conditions to Obligations of Parent and
Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects at and as of the Effective Time as if made at and as of such time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), and (iii) where the failure to be true and correct could not reasonably be expected to have a Material Adverse Effect, with the same force and effect as if made at and as of the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and the Chief Financial Officer of the Company;

         (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and the Chief Financial Officer of the Company;

         (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the due authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to receive such consents, etc. could not reasonably be expected to have a Material Adverse Effect on the Company or Parent;

         (d) Opinion of Counsel. Parent shall have received a written opinion from Ropes & Gray, in form and substance reasonably satisfactory to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code;

         (e) Opinion of Accountant. Parent shall have received an opinion of each of KPMG Peat Marwick LLP and Arthur Andersen LLP, independent certified public accountants, to the effect that the Merger qualifies for pooling of interests accounting treatment if consummated in accordance with this Agreement;

         (f) Affiliate Agreements. Parent shall have received from each person who is identified in the Affiliate Letter as an "affiliate" of the Company, an Affiliate Agreement, and such Affiliate Agreement shall be in full force and effect;

         (g) Registration Rights. All existing registration rights of holders of Company securities shall have been terminated; and

         (h) Employment Agreements. All of the persons listed on Exhibit 6.2(i)(1) and at least four of the persons listed on Exhibit 6.2(i)(2) shall have entered into employment agreements with Parent on mutually acceptable terms, such agreements shall be in full force and effect as of the Effective Time and such persons shall be in the employ of the Company immediately prior to the Effective Time.

         Section 6.3 Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

         (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, except for
(i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), and
(iii) where the failure to be true and correct could not reasonably be expected to have a Material Adverse Effect, with the same force and effect as if made on and as of the Effective Time, and the Company shall have received a certificate to such effect signed by the Chairman and the Chief Financial Officer of Parent;

         (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the Chairman and the Chief Financial Officer of Parent;

         (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub, except where the failure to receive such consents, etc. could not reasonably be expected to have a Material Adverse Effect on the Company or Parent;

         (d) Tax Opinions. The Company shall have received a written opinion of Dykema Gossett, PLLC in form and substance reasonably satisfactory to the Company, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code;

         (e) Opinion of Accountant. The Company shall have received a copy of the opinions referred to in Section 6.2(e) above;

         (f)     Fairness Opinion.  The fairness opinion referred to in
Section 2.22 shall not have been withdrawn, amended or modified; and

         (g) Listing of Parent Shares. The Parent Shares to be issued in the Merger and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the New York Stock Exchange, subject to notice of official issuance.

                                  ARTICLE VII

                                  TERMINATION

         Sectopm 7.1     Termination.  This Agreement may be terminated at
any time prior to the Effective Time, notwithstanding approval thereof by the Shareholders of the Company or Parent:

         (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or


         (b) by either Parent or the Company if the Merger shall not have been consummated by September 30, 1996 (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

         (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party who has not complied with its obligations under Section 5.9 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action); or

         (d) by Parent or the Company, if the requisite vote of the Shareholders of the Company, shall not have been obtained by September 30, 1996; or

         (e) by Parent or the Company, if: (i) the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do so; (ii) the Board of Directors of the Company shall have recommended to the Shareholders of the Company an Alternative Transaction
(as defined below); or (iii) a tender offer or exchange offer for 25% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or an affiliate of Parent) and the Board of Directors of the Company recommends that the Shareholders of the Company tender their shares in such tender or exchange offer; or

         (f) by Parent or the Company, respectively (i) if any representation or warranty of the Company or Parent, respectively, set forth in this Agreement shall be untrue when made, or (ii) upon a breach of any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement, such that in either case of (i) or (ii) above the conditions set forth in Section 6.2(a) or 6.2(b), or Section 6.3(a) or 6.3(b), as the case may be, would not be satisfied (either (i) or (ii) above being a "Terminating Breach"), provided, that, if such Terminating Breach is curable prior to September 30, 1996 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.1(f); or

         (g) by Parent, if any representation or warranty of the Company shall have become untrue such that the condition set forth in Section 6.2(a) would not be satisfied, or by the Company, if any representation or warranty of Parent shall have become untrue such that the condition set forth in
Section 6.3(a) would not be satisfied, in either case other than by reason of a Terminating Breach;

         (h) by Parent, if any person (or "group", as defined in Section 13(d)(3) of the Exchange Act) other than Parent or its affiliates is or becomes the beneficial owner of 25% or more of the outstanding Shares; or

         (f) by Parent or the Company, if the Company enters into a definitive agreement relating to an Alternative Transaction.

          As used herein, "Alternative Transaction" means any of (i) a transaction pursuant to which any person (or group of persons) other than Parent or its affiliates (a "Third Party") acquires or would acquire more than 25% of the outstanding Shares, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires more than 25% of the outstanding equity securities of the Company or the entity surviving such merger or business combination, or (iii) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company, and the entity surviving any merger or business combination including any of them) of the Company or any of its subsidiaries having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 25% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction.

         Section 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or Shareholders except (i) as set forth in Section 7.3 and Section 8.1 hereof, and (ii) nothing herein shall relieve any party from liability for any breach hereof.

         Section 7.3     Fees and Expenses.

         (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than accountants' and attorneys' fees, incurred in connection with the printing and filing of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

         (b) The Company shall pay Parent a fee of $4,400,000 (the "Fee") plus actual, documented and reasonable out-of-pocket expenses of Parent relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of Parent's counsel, accountants and financial advisers) (collectively, "Parent Expenses") upon the first to occur of the following events:

                 (i) the termination of this Agreement by Parent or the Company pursuant to Section 7.1(d) as a result of the failure to receive the requisite vote for approval and adoption of the Merger Agreement by the Shareholders of the Company by September

 30, 1996; provided, however, that Parent shall be entitled only to be paid the Parent Expenses under this Section 7.3(b)(i) if the Board of Directors of the Company has not withdrawn, modified or changed its recommendation of the Merger in a manner adverse to Parent; or

                 (ii) the termination of this Agreement by Parent or the Company pursuant to Section 7.1(e); or

                 (iii) the termination of this Agreement by Parent pursuant to Section 7.1(f) on account of a Terminating Breach by the Company; or

                 (iv) the termination of this Agreement by Parent pursuant to Section 7.1(h) provided, however, that Parent shall not be entitled to the Fee or the Parent Expenses under this Section 7.3(b)(v) unless the Company shall have opted out of chapter 7A, Sections 775 through 784 of the MBCA, or chapter 7B, Sections 790 through 799 of the MBCA; or

                 (v) the termination of this Agreement by the Parent or the Company pursuant to Section 7.1(i).

         (c) The Fee and expenses payable pursuant to Section 7.3(b) shall be paid within one business day after the first to occur of any of the events described in Section 7.3(b)(i), (ii), (iii), (iv) or (v).


                                 ARTICLE VIII

                              GENERAL PROVISIONS

         Section 8.1 Effectiveness of Representations, Warranties and Agreements; Knowledge, Etc.

         (a) Except as otherwise provided in this Section 8.1, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in this Section 8.1 shall survive independently and Article I and Sections 5.7 and 5.16 shall survive the Effective Time indefinitely and those set forth in Section 7.3 shall survive such termination indefinitely. The Confidentiality Letters shall survive termination of this Agreement as provided therein.

         (b) Notwithstanding anything to the contrary contained in this Agreement, any of the Exhibits, the Company Disclosure Schedule or the Parent Disclosure Schedule, any information disclosed in one section of this Agreement, an Exhibit, the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed to be disclosed with respect to this Agreement, the Exhibits and all sections of the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, into which they are specifically incorporated by reference.

         Section 8.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

         (a)     If to Parent or Merger Sub:
                 Cabletron Systems, Inc.
                 35 Industrial Way
                 Rochester, NH

                 Telecopier No.: (603) 332-4616
                 Telephone No.: (603) 332-9400
                 Attention:  David Kirkpatrick

         With a copy to:

                 Douglass N. Ellis, Esq.
                 Ropes & Gray
                 One International Place
                 Boston, MA  02110

                 Telecopier No.: (617) 951-7050
                 Telephone No.: (617) 951-7374

         (b)     If to the Company:

                 Network Express, Inc.
                 4251 Plymouth Road
                 Ann Arbor, MI  48105

                 Telecopier No.: (313) 995-1114
                 Telephone No.:  (313) 761-5005
                 Attention:  President


                 With a copy to:

                 Fredrick M. Miller, Esq.
                 Dykema Gossett PLLC
                 400 Renaissance Center
                 Detroit, Michigan  48243-1668

                 Telecopier No.:  (313) 568-6975
                 Telephone No.:  (313) 568-6915

         Section 8.3 Certain Definitions. For purposes of this Agreement, the term:

         (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

         (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

         (c) "business day" means any day other than a day on which banks in The Commonwealth of Massachusetts are required or authorized to be closed;

         (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

         (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

         (f) "subsidiary" or "subsidiaries" of the Company, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         Section 8.4 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the Shareholders of the Company, no amendment may be made which by law requires further approval by such Shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         Section 8.5 Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         Section 8.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Sectoion 8.7    Severability.  If any term or other provision of
this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         Section 8.8 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letters), both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         Section 8.9 Assignment; Guarantee of Merger Sub Obligations. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any subsidiary thereof provided that no such assignment shall relieve the assigning party of its obligations hereunder. Parent guarantees the full and punctual performance by Merger Sub of all the obligations hereunder of Merger Sub or any such assignees.

         Section 8.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Sections 5.7 and 5.16 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

         Section 8.11 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         Section 8.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

         Section 8.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                    [This space intentionally left blank.]

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          CABLETRON SYSTEMS, INC.


                                          By:................................
                                             Name:  Craig R. Benson
                                             Title:    Chairman and Chief
                                                          Operating Officer


                                          CABLETRON SYSTEMS OF
                                             MICHIGAN, INC.


                                          By:................................

                                             Name:  Craig R. Benson
                                             Title:    President



                                          NETWORK EXPRESS, INC.


                                          By:................................
                                             Name:  Richard P. Eidswick
                                             Title:    President and Chief
                                                          Executive Officer